Exhibit 10.25

Stock Option Award Agreement

Based on the

NovoCure Limited

2015 Omnibus Incentive Plan

(the "Agreement")

This Agreement, dated as of __________________________ (the “Grant Date”) , is entered into between

NovoCure Limited, a Jersey Isle company, registered at Le Masurier House, La Rue le Masurier, St. Helier JE2 4YE, Jersey Isle (the “Company”),

and

_________________________[name and address to be inserted] (the “Participant”).

Preliminary Statement

The Participant is employed [if applicable: as managing director] by the German subsidiary of the Company, NovoCure GmbH, having its seat in Frankfurt am Main, registered in the commercial register of the local court of Frankfurt am Main under HRB 95264, with business address at Westendstraße 21, 60325 Frankfurt am Main (the “Employer”). The Company hereby grants to the Participant, as an Eligible Employee, this stock option (the “Stock Option”)  based on the NovoCure Limited 2015 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), to purchase the number of ordinary shares of the Company set forth below (the “Ordinary Shares”).  Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.  By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

Accordingly, the parties hereto agree as follows:

1.Tax Matters.  Upon the exercise of the Stock Option by the Participant and the delivery of Ordinary Shares by the Company to the Participant, the Employer shall have the right to deduct from any cash payment to be made to the Participant any taxes and social security contributions required by law to be withheld. Should the amount of the cash payment not be sufficient, the Participant is obliged to provide the wage tax amount as well as the employee’s social security amount, which are payable to the competent authorities by the Employer, to the Employer. If the Participant does not provide the relevant amounts the Employer will notify the competent authorities accordingly.

2.Grant of Stock Option.  The Company hereby grants, based on the Plan and the terms and conditions set forth herein and therein, to the Participant the Stock Option to purchase from the Company _____ Ordinary Shares at a price per share of $_____ (the “Exercise Price”).

3.Vesting.

(a)Vesting Schedule.  The Stock Option shall vest and become exercisable on the dates and in the cumulative percentages provided in the table below; provided, with respect to each vesting date, that the Participant has not experienced a Termination prior to such date.  There shall be no proportionate or partial vesting in the periods prior to each vesting date.  The Vesting Date for this Stock Option shall be [DATE].

Vesting Date	Cumulative Percent Vested
First Anniversary of the Vesting Date	[25%]
Second Anniversary of the Vesting Date	[50%]
Third Anniversary of the Vesting Date	[75%]
Fourth Anniversary of the Vesting Date	[100%]

(b)Unvested Stock Options.  Any portion of the Stock Option that is not vested as of the date of a Participant’s Termination for any reason shall terminate and expire on the date of such Termination.

4.Exercise.

(a)To the extent that the Stock Option has become vested and exercisable with respect to a number of Ordinary Shares, the Stock Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Stock Option in accordance with the Plan.  The Participant may exercise the Stock Option by delivering to the Company written notice of the number of Ordinary Shares covered by the exercise, together with the aggregate Exercise Price.  Payment may be made by: (i) cash, check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by applicable law and authorized by the Committee, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the aggregate Exercise Price; or (iii) on such other terms and conditions as may be acceptable to the Committee.  Upon expiration of the Stock Option, the Stock Option shall be canceled and no longer exercisable.

(b)Unless otherwise directed or permitted by the Committee, the Participant must pay or provide for all applicable withholding taxes in respect of the exercise of the Stock Option by (i) remitting the aggregate amount of such taxes to the Company in full, by cash, check, bank draft or money order payable to the order of the Company; (ii) to the extent permitted by the Committee, by making arrangements with the Company to have such taxes withheld from other compensation due to Participant; or (iii) solely to the extent permitted by applicable law and authorized by the Committee, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Company to deliver promptly to the Company an amount equal to the applicable withholding taxes.

(c)Upon the exercise of the Stock Option, the Participant:

(i)will be deemed to acknowledge and make such representations and warranties as may be requested by the Company for compliance with applicable laws, and any issuances of Ordinary Shares by the Company shall be made in reliance upon the express representations and warranties of the Participant; and

(ii)will not sell, transfer or otherwise dispose of the Ordinary Shares in violation of the Plan or this Agreement or dispose of the Ordinary Shares unless and until the Participant has complied with all requirements of this Agreement applicable to the disposition of the Ordinary Shares.

(d)Pursuant to the Plan, in the event the Participant engages in Detrimental Activity prior to any exercise of the Stock Option, the Stock Option shall thereupon terminate and expire.  As a condition of the exercise of the Stock Option, the Participant shall be required to certify in a manner acceptable to the Company (or shall be deemed to have certified) that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity.  In the event the Participant engages in Detrimental Activity during the one-year period commencing on the date the Stock Option is exercised, the Company shall be entitled to recover from the Participant, at any time within one year after such Detrimental Activity, and the Participant shall pay over to the Company, the Ordinary Shares received from such exercise, or, if such Ordinary Shares have been transferred, an amount equal to Fair Market Value of such Ordinary Shares on the date of such exercise.

(e)The restrictions regarding Detrimental Activity are necessary for the protection of the business and goodwill of the Company and are considered by the Participant to be reasonable for such purposes.  Without intending to limit the legal or equitable remedies available in the Plan and in this Agreement, the Participant acknowledges that engaging in Detrimental Activity will cause the Company material irreparable injury for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such activity or threat thereof, the Company shall be entitled, in addition to the remedies provided under the Plan, to obtain from any court of competent jurisdiction a temporary restraining order or a preliminary or permanent injunction restraining the Participant from engaging in Detrimental Activity or such other relief as may be required to specifically enforce any of the covenants in the Plan and this Agreement without the necessity of posting a bond, and in the case of a temporary restraining order or a preliminary injunction, without having to prove special damages.

5.Stock Option Term.  The term of the Stock Option shall be (i) until the tenth anniversary of the Grant Date, or (ii) for holders of more than 10% of shares of the Company or an Affiliate, until the fifth anniversary of the Grant Date, after which time it shall expire (the “Expiration Date”), subject to earlier termination in the event of the Participant’s Termination as specified in the Plan and this Agreement.  Notwithstanding anything herein to the contrary, upon the Expiration Date, the Stock Option (whether vested or not) shall be immediately forfeited, canceled and terminated for no consideration and no longer shall be exercisable.  The Stock Option is subject to termination prior to the Expiration Date to the extent provided in the Plan or this Agreement.

6.Termination and Change in Control.

(a)The provisions in the Plan regarding Termination and Change in Control shall apply to the Stock Option, provided that subsections (b) and (c) apply if the employment relationship (Arbeitsverhältnis or Dienstverhältnis, as the case may be) between the Participant and the Employer is governed by German law.

(b)Without limiting the general definition of “Cause” pursuant to Section 2.6 of the Plan, a termination by the Employer pursuant to Section 626 of the German Civil Code (Bürgerliches Gesetzbuch) and – if applicable – a termination for misconduct (verhaltensbedingte

Kündigung) pursuant to Section 1 of the German Protection from Unfair Dismissal Act (Kündigungsschutzgesetz) are deemed to be terminations for Cause.

(c)The date or time of Termination of Employment (Section 2.47 (a) of the Plan) shall be:

(i)if the employment relationship is terminated by giving notice  (Kündigung) of either party, the date when notice of termination is given, irrespective of  the duration of any applicable notice period, and, if the Participant is a managing director, alternatively the date when notice of termination of the office as managing director (revocation or resignation) is given, whichever is earlier;

(ii)if the employment relationship or the office as managing director is terminated by mutual agreement, the date when the termination agreement is concluded;

(iii)in all other cases the date when the employment relationship or the office as managing director comes to its legal end.

However, the time limits determined in Section 6.4 (f), (g) and (h) of the Plan (one year, 90 days, 30 days) shall be calculated as of the date when the employment relationship comes to its legal end.

7.Restriction on Transfer of Stock Option.  The provisions in the Plan regarding restrictions on Transfer shall apply to the Stock Option.

8.No Rights as a Stockholder.  The Participant shall not have any rights as a stockholder of the Company with respect to any Award until the Participant becomes the holder of record of the Ordinary Shares underlying the Award.

9.Provisions of the Plan.  This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the provisions of this Agreement shall prevail.

10.Notices.  All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:

(a)unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 10, any notice required to be delivered to the Company shall be properly delivered if delivered to:

NovoCure Limited

20 Valley Stream Pkwy

Suite 300

Malvern, PA 19355

Attention: General Counsel

Telephone:(212) 767-7530

(b)if to the Participant, to the address indicated above.

Any notice, demand or request, if made in accordance with this Section 10 shall be deemed to have been duly given:  (i) when delivered in person; or (ii) on the first business day following the date of deposit if delivered by an internationally recognized overnight delivery service.

11.No Right to Employment or Directorship / No Entitlement to Further Awards.

(a)This Agreement shall not give the Participant or other Person any right to employment or directorship by the Company or an Affiliate, or limit in any way the right of the Employer to terminate the Participant’s employment or directorship at any time.

(b)This Agreement gives no entitlement to the Participant to further awards.

12.Waiver of Jury Trial.  Each party to this Agreement, for itself and its affiliates, hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the parties hereto or their respective affiliates pursuant to THE PLAN OR this Agreement or in the negotiation, administration, performance or enforcement of THE PLAN OR this Agreement.

13.Severability of Provisions.  If at any time any of the provisions of this Agreement shall be held invalid or unenforceable, or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement and the Company and the Participant agree that the provisions of this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included.

14.Governing Law.  All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the Jersey Isles, without giving effect to its principles of conflict of laws.

15.Currency Exchange Rates. Except as otherwise determined by the Committee, all monetary values with respect to Stock Options, including without limitation, the Fair Market Value and the exercise price of each Option, shall be stated in United States Dollars. In the event that the exercise price is in fact to be paid in Euros, at the sole discretion of the Committee, the conversion rate shall be the last known representative rate of the U.S. Dollar to the Euro on the date of payment.

16.Interpretation.  Unless a clear contrary intention appears: (a) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by the Plan or this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) any pronoun shall include the corresponding masculine, feminine and neuter forms; (d) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (f) “hereunder,” “hereof,” “hereto,”  and words of similar import shall be deemed references to this Agreement as a whole and not to any particular article, section or other provision hereof; (g) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement; (h) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (i) “or” is used in the inclusive sense of “and/or”; (j) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (k) reference to dollars or $ shall be deemed to refer to U.S. dollars.

17.No Strict Construction.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

NOVOCURE LIMITED

By:

Name:
Title:

PARTICIPANT

By:

Name: